UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2012

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ		08053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(856) 810-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Hill International, Inc. (the “Company,” “we” or “our”) entered into a Credit Agreement, dated June 30, 2009 (as amended by the Third Amendment (as defined below), the “Credit Agreement”), with Bank of America, N.A., Capital One, N.A., The PrivateBank and Trust Company, PNC Bank National Association (the “Lenders”), and Bank of America, N.A., as Administrative Agent (the “Agent”) (collectively, the Company, the Lenders and the Agent are referred to as the “Parties”).

On October 18, 2012, the Parties entered into a Third Amendment to Credit Agreement (the “Third Amendment”), whereby the Parties amended the terms of the Credit Agreement.

Under the terms of the Third Amendment, the Parties, agreed, among other things, as follows:

•	Amounts outstanding under the Credit Agreement, including amounts under the letter of credit sub-facility, will be limited to $65,000,000 (a reduction from the previous limit of $100,000,000);

•	The letter of credit sub-facility will be increased from $35,000,000 to $45,000,000;

•

The maturity date is extended to March 31, 2015; however, no Letter of Credit (as defined in the Credit Agreement) may be issued with an expiration date after March 31, 2016 without the approval by all Lenders;

•	The interest rates for loans, fees for Letters of Credit and unused facility fees are as follows:

¡

Eurodollar Rate (as defined in the Credit Agreement) loans (for Interest Periods of one, two, three or six months, as selected by the Company in accordance with the provisions of the Credit Agreement) will bear interest at a rate per annum equal to the British Bankers Association LIBOR Rate (as referenced in the Credit Agreement), plus an Applicable Rate (as defined in the Credit Agreement) between 2.50% and 7.00% depending on our Consolidated Leverage Ratio (as defined in the Credit Agreement) at the time of the borrowing;

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Base Rate (as defined in the Credit Agreement) loans will bear interest at fluctuating rates per annum equal to sum of (a) the highest of (i) the Federal Funds Rate (as defined in the Credit Agreement) plus a rate of 0.50%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “prime rate” and (iii) the Eurodollar Rate plus 1.00%, plus (b) an Applicable Rate between 1.10% and 5.50% depending on our Consolidated Leverage Ratio at the time of the borrowing;

¡

Letter of Credit fees will accrue on each Letter of Credit issued under the Credit Agreement, based on the amount available for draw thereunder, at an Applicable Rate per annum which may vary between 2.50% and 7.00% depending on our Consolidated Leverage Ratio at the time of issuance; and

¡	Unused facility commitment fees will accrue at a rate per annum which may vary between 0.25% and 0.50% depending on our Consolidated Leverage Ratio from time to time;

¡

From the date of the Third Amendment, the Applicable Rate for Eurodollar Rate loans, Base Rate loans and Letters of Credit will be increased by 1.00% per annum – such interest will be added to the principal balance and capitalized on March 31, 2014 and thereafter payable in cash or waived in the event that prior to March 31, 2014 the Company has paid in full all Obligations (as defined in the Credit Agreement) under the Credit Agreement (other than certain contingent obligations) and all commitments have been terminated under the Credit Agreement;

¡	From and after April 1, 2014, the Applicable Rate for Eurodollar Rate loans, Base Rate loans and Letters of Credit will be increased by 2.00% per annum;

¡

During any fiscal quarter, if the total amount outstanding of certain cash investments made by the Company or any domestic subsidiaries to any foreign subsidiaries as of the last day of the prior fiscal quarter (net of repayments of and such investments) exceeds (i) $6,000,000, the Applicable Rate for Eurodollar Rate loans, Base Rate loans and Letters of Credit will be increased by 1.00% per annum, and (ii) $12,000,000, the Applicable Rate for Eurodollar Rate loans, Base Rate loans and Letters of Credit will be increased by an additional 1.00% per annum; and

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Subject to the three preceding paragraphs, from the date of the Third Amendment to the date of delivery by the Company of a Compliance Certificate in accordance with the Credit Agreement for the fiscal quarter ended September 30, 2012, the Applicable Rate for Eurodollar Rate loans, Base Rate loans, and Letters of Credit will be 7.00%, 5.50%, and 7.00%, respectively.

The Third Amendment also contains revised covenants with which the Company must comply, including its consolidated leverage ratio, the consolidated fixed charge coverage ratio, and the senior leverage ratio, as well as other covenants and certain restrictions relating to limitations on the ability of the Company or its subsidiaries to incur additional indebtedness, on the ability of the Company or its subsidiaries to make investments (including restrictions on the ability of the Company and its domestic subsidiaries to make loans to or investments in the Company’s foreign subsidiaries) and acquisitions, on the ability of the Company to accumulate cash, declare or pay cash dividends to its stockholders, and on the ability of the Company’s subsidiaries to declare or pay certain cash dividends.

The Third Amendment is filed as Exhibit 10.1 to this report and is incorporated herein in response to this Item. The description of the Third Amendment in response to this Item is qualified by reference to Exhibit 10.1 to this report.

In connection with the Third Amendment, the Company agreed to pay: (i) an amendment fee of 1.00% of the Lenders’ aggregate commitments as of October 18, 2012, payable in two parts: 0.5%, or $325,000, on October 18, 2012 and 0.5%, or $325,000, on March 31, 2014, however the March 31, 2014 payment will be waived in the event that prior to March 31, 2014 the Company has paid in full all Obligations (as defined in the Credit Agreement) under the Credit Agreement (other than certain contingent obligations) and all commitments have been terminated under the Credit Agreement; (ii) deferred fees of $1,215,000; (iii) an arrangement fee of $100,000; and (iv) accrued default interest of $$1,059,000. The Company also paid approximately $1,150,000 to the Agent as reimbursement for its out-of-pocket costs incurred in connection with the Third Amendment.

Simultaneously with its entry into the Third Amendment, the Company entered into a Credit Agreement (the “Term Loan Agreement”) dated as of October 18, 2012 among the Company, Special Value Opportunities Fund, LLC, Special Value Expansion Fund, LLC, Tennenbaum Opportunities Partners V, LP, Tennenbaum Opportunities Fund VI, LLC (the “Term Loan Lenders”), and Obsidian Agency Services, Inc. (the “Term Loan Agent”). The Term Loan Lenders made term loans (collectively, the “Term Loan”) to the Company in the aggregate amount of $100,000,000 from which the Company received net proceeds of approximately $71,500,000 on October 18, 2012 (the “Closing Date”). The proceeds of the Term Loan were used for the partial prepayment of Working Capital Obligations (as defined in Term Loan Agreement) under the Credit Agreement (together with a concurrent permanent reduction to the commitment to make Working Capital Loans (as defined in the Term Loan Agreement) under the Credit Agreement from $100,000,000 to $65,000,000, as referenced above), and the payment of fees and expenses incurred in connection with the transactions contemplated by the Term Loan Agreement and the Third Amendment. Obligations (as defined in the Term Loan Agreement) under the Term Loan Agreement are collateralized by a second lien (subject to the first/prior lien of the Agent (for the ratable benefit of the Lenders) under the Credit Agreement and to other Permitted Liens (as defined in the Term Loan Agreement)) on substantially all of our assets, including, without limitation, accounts receivable, equipment, securities, financial assets and the proceeds of the foregoing, as well as by a pledge (subject to the first/prior lien of the Agent (for the ratable benefit of the Lenders) under the Credit Agreement and to other Permitted Liens) of 65% of the outstanding capital stock of our wholly-owned subsidiary, Hill International N.V. and of certain of our other foreign subsidiaries. The maturity date of the Term Loan is October 18, 2016.

Among other things, the Term Loan Agreement:

•	Limits the indebtedness which the Company and its subsidiaries may incur (including certain intercompany indebtedness, such as indebtedness from foreign subsidiaries to the Company);

•	Limits the investments, acquisitions and dividends which the Company and its subsidiaries may make (including investments by the Company in its foreign subsidiaries);

•	Limits the amount of cash the Company and its subsidiaries may accumulate;

•	Requires the Company to take certain actions, including providing monthly reporting to the Term Loan Lenders; and

•

Contains representations, warranties, affirmative and negative covenants and events of default which are substantially similar to those contained in the Credit Agreement (except in respect of financial covenants) and the other Loan Documents (as defined in the Credit Agreement).

In connection with the Term Loan Agreement, the Company agreed to, in certain situations, allow certain Term Loan Lenders to appoint two non-voting board observers to the Company’s board of directors.

The amounts outstanding from time to time under the Term Loan will bear interest at a rate per annum equal to 7.50%; provided, however, such rate may be increased to 9.50% per annum if the Fixed Price Contracts (as defined under the Term Loan Agreement) or certain accounts receivable of the Company and its subsidiaries exceed a percentage specified in the Term Loan Agreement.

The Term Loan Agreement is filed as Exhibit 10.3 to this report and is incorporated herein in response to this Item. The description of the Term Loan Agreement in response to this Item is qualified by reference to Exhibit 10.3 to this report.

Also, contemporaneous with its entry into the Term Loan Agreement, the Company entered into a Fee Letter. The Fee Letter requires the Company to pay to the Lenders an exit fee (the “Exit Fee”) in an amount equal to the Exit Fee Amount (as hereinafter defined), which fee shall be earned in full on the Closing Date and due and payable on the date the Term Loan is paid in full (the “Exit Date”). “Exit Fee Amount” means the amount, if any, when paid to the Term Loan Lenders on the Exit Date, that will result in the internal annual rate of return to the Term Loan Lenders with respect to the Term Loan (the “IRR”) on the Exit Date, as reasonably determined by the Term Loan Agent pursuant to the IRR Calculation (as hereinafter defined), being equal to, but no greater than 20% (the “Target IRR”); provided, that in no event shall the Exit Fee Amount be less than zero or greater than $11,790,000. “IRR Calculation” means that the IRR is to be calculated as the rate of return earned by the Term Loan Lenders on their initial investment in the Term Loan (to be calculated as the principal amount of the Term Loan less the Closing Fee (as defined in the Fee Letter)) through the Exit Date taking into account the payment by the Company to the Term Loan Lenders of all principal, interest and other payments to the Term Loan Lenders pursuant to the Term Loan Agreement.

The Fee Letter is filed as Exhibit 10.11 to this report and is incorporated herein in response to this Item. The description of the Fee Letter in response to this Item is qualified by reference to Exhibits 10.11 to this report.

Additionally, under the Third Amendment and the Term Loan Agreement, the Company is required to make the following mandatory prepayments/payments and/or commitment reductions in respect of the Company’s Indebtedness (as defined in the Credit Agreement and in the Term Loan Agreement) under the Credit Agreement and under the Term Loan Agreement:

•

100% of the net proceeds received by the Company or any of its subsidiaries from certain sales of assets (subject to certain reinvestment rights), certain condemnation awards (subject to certain reinvestment rights) and insurance payments (subject to certain reinvestment rights) and from the issuance or incurrence of certain indebtedness with respect to borrowed monies of the Company (“Specified Proceeds”), and 50% of the net proceeds received by the Company or any of its subsidiaries from the issuance or sale of any equity interests in the Company (subject to certain exceptions), will be applied:

¡	first, to satisfy the Minimum Liquidity Requirement (as defined in the Third Amendment), and

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second, up to 50% of the remaining net proceeds to repay the loans under the Credit Agreement and the remaining net proceeds to prepay the outstanding principal amount of the Term Loan under the Term Loan Agreement; and

•

100% of the net proceeds received by the Company or any of its subsidiaries from any payment on the Net Libya Receivable (as defined in the Third Amendment) and any payments or distributions from the HillStone International LLC joint venture will be applied:

¡	first, to satisfy the Minimum Liquidity Requirement, and

¡	second, 50% of the remaining net proceeds to repay the loans under the Credit Agreement and the other 50% to prepay the outstanding principal amount of the Term Loan under the Term Loan Agreement.

•	All Excess Cash Flow (as defined in the Third Amendment) will be applied as follows:

¡	if the consolidated leverage ratio as of the last day of the relevant fiscal year is 3.25 to 1.00 or greater,

¡	first, to satisfy the Minimum Liquidity Requirement, and

¡	second, 50% of the remaining Excess Cash Flow to repay the loans under the Credit Agreement and the other 50% to prepay the principal amount of the Term Loan under the Term Loan Agreement; and

¡	if the consolidated leverage ratio as of the last day of the relevant fiscal year is less than 3.25 to 1.00,

¡	first, 50% of such Excess Cash Flow will be retained by the Company for working capital,

¡	second, the remaining Excess Cash Flow to satisfy the Minimum Liquidity Requirement, and

¡	third, 50% of the remaining Excess Cash Flow to repay the loans under the Credit Agreement and the other 50% to prepay the outstanding principal amount of the Term Loan under the Term Loan Agreement.

•

If an Event of Default (as defined in the Credit Agreement) exists, each prepayment pursuant to the forgoing will not be applied to satisfy the Minimum Liquidity Requirement and will be applied as follows:

¡

up to 50% of the remaining net proceeds or Excess Cash Flow, as applicable, first, to repay the loans under the Credit Agreement, and second, to cash collateralize outstanding Letters of Credit (and in the case of Specified Proceeds, but without regard to reinvestment rights otherwise available to the Company and/or its subsidiaries pursuant thereto, together with a concurrent permanent reduction to the commitment under the Credit Agreement equal to the sum of such repayment and cash collateral); and

¡	(b) the remaining net proceeds or Excess Cash Flow, as applicable, to prepay the outstanding principal amount of the Term Loan under the Term Loan Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On October 18, 2012, we issued a press release announcing our entry into the Third Amendment and the Term Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01	Other Information.

On October 18, 2012, upon completion of the transactions described herein, the Company’s outstanding borrowings under the Credit Agreement amounted to $14,486,928 and total principal repayment obligations under the Term Loan Agreement amounted to $100,000,000. The Company cannot provide any assurance that the Company will be in compliance with the covenants and other provisions of the Credit Agreement, as amended, the Term Loan Agreement, or the Company’s other credit arrangements in the future or that, if the Company is not so compliant, the applicable lender(s) would agree to waive such default or to forbear from enforcing their rights against the Company, which would have a material adverse effect on the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1

Third Amendment to Credit Agreement, dated as of October 18, 2012, by and among Hill International, Inc., as Borrower, Bank of America, N.A., Capital One, N.A., The PrivateBank and Trust Company, PNC Bank National Association, as Lenders, and Bank of America, N.A., as administrative agent.

10.2	Second Amendment to Guarantee and Collateral Agreement, dated as of October 18, 2012, made by Hill International Inc. and certain of its subsidiaries party thereto in favor of Obsidian Agency Services, Inc. as administrative agent.

10.3	Credit Agreement, dated as of October 18, 2012, by and among Hill International, Inc., as Borrower, each lender from time to time party thereto, as Lenders, and Obsidian Agency Services, Inc., as administrative agent.

10.4	Guarantee and Collateral Agreement, dated as of October 18, 2012, made by Hill International, Inc. and certain of its subsidiaries party thereto in favor of Obsidian Agency Services, Inc. as administrative agent.

10.5	Note, dated as of October 18, 2012, issued by Hill International, Inc. in favor of Tennenbaum Opportunities Fund VI, LLC for $28,000,000.

10.6	Note, dated as of October 18, 2012, issued by Hill International, Inc. in favor of Tennenbaum Opportunities Partners V, LLC for $46,666,667.

10.7	Note, dated as of October 18, 2012, issued by Hill International, Inc. in favor of Special Value Expansion Fund, LLC for $8,000,000.

10.8	Note, dated as of October 18, 2012, issued by Hill International, Inc. in favor of Special Value Opportunities Fund, LLC for $17,333,333.

10.9	Trademark Security Agreement, dated as of October 18, 2012, made by Hill International, Inc. in favor of Obsidian Agency Services, Inc.

10.10	Intercreditor Agreement, dated as of October 18, 2012, by and between Bank of America, N.A. and Obsidian Agency Services, Inc.

10.11	Letter, dated as of October 18, 2012, from Hill International, Inc. to Obsidian Agency Services, Inc., as Administrative Agent regarding Fee Letter.

99.1	Press Release dated October 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ John Fanelli III
	Name:	John Fanelli III
Dated: October 24, 2012		Title: Senior Vice President and Chief Financial Officer